EXHIBIT 99.1

PRESS RELEASE                                Source: Circle Group Holdings, Inc.

CIRCLE GROUP HOLDINGS ENTERS INTO A STRATEGIC CONSULTING RELATIONSHIP WITH LEADING GREEK BUSINESSMAN Friday January 7, 9:05 am ET

STAVROS PAPAGEORGIOU MAKES INVESTMENT IN CONJUNCTION WITH DISTRIBUTION AND MARKETING AGREEMENT

MUNDELEIN, Ill., Jan. 7 /PRNewswire-FirstCall/ -- Circle Group Holdings, Inc. (Amex: CXN - NEWS), announced today that it has entered into a strategic consulting agreement and closed a private placement of common stock with Greek businessman Stavros Papageorgiou, the major shareholder and Founder of Sanyo Hellas Holding S.A., a leading Greek conglomerate. Under the agreement, Mr. Papageorgiou will assist Circle Group in marketing and distributing its products in Greece, forming relationships with leading distribution partners and making introductions to leaders in the Greek and international business communities. In connection with the agreement, Mr. Papageorgiou has made a $1.5 million investment in the Company.

"Mr. Papageorgiou has been highly successful during the past 35 years in building one of the leading companies in Greece," said Greg Halpern, Circle Group Holdings' CEO. "We are very pleased with his involvement in Circle Group and believe that his outstanding track record of success and strong relationships in the European markets will enhance the distribution of our products."


"I am gratified with the signing of an agreement with Circle Group Holdings," said Mr. Papageorgiou. "Economically and philosophically, Circle Groups products should be very well received in Greece as well as other European markets that we plan to penetrate."


About Mr. Stavros Papageorgiou


Mr. Papageorgiou is the Founder and major shareholder of Sanyo Hellas Holding S.A. (ASE: SANYO), which is an exclusive representative of Sanyo, Japan, headquartered in Athens, Greece. Sanyo HH is a large Diversified Holding Company consisting of 27 subsidiaries and affiliates, engaged in a wide range of industries including: consumer electronics and appliances, information technology, telecommunications, real estate, construction materials, hospitality, health care, financial services & investments, insurances, communications, advertising, corporate training, furniture and supermarkets.


About Circle Group Holdings, Inc.


Circle Group Holdings http://crgq.com/ is a pioneer of emerging technologies. Focusing on two increasingly vital business sectors -- health and security, the Company provides small business infrastructure, funding and substantial intellectual capital to bring important and timely life-changing technologies to market through all early phases of the commercialization process. Current Circle Group products have the potential to change the food industry and provide solutions to some of the challenges facing the country's Homeland Security Department. The company has exclusive rights to market major technological breakthroughs invented by noted scientists at the U.S. Department of Agriculture and the Department of Energy's Brookhaven National Laboratory -- Z-Trim, Mini-Raman Lidar, ThraxVac and Z-Bind (a byproduct of Z- Trim developed at FiberGel by Dr. Shukla). All Company press releases are available at http://crgq.com/html/breakingnews.html.


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Forward-Looking Statements


Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," or "expects," and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's filings with the Securities and Exchange Commission for a more complete discussion of such risks and uncertainties.

     Contact:
     Steve Cohen
     Voice:   847-549-6002
     Email:  ir@crgq.com

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Source: Circle Group Holdings, Inc.